News from

Buckeye

Contacts:                      Steve Dean, Exec. Vice President
and Chief Financial Officer
901-320-8352

Eric Whaley
Investor Relations
901-320-8509
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES THIRD QUARTER 2013 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN April 1, 2013 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, May 1, 2013 at 10:00 a.m. Central (11:00 Eastern) to discuss third quarter 2013 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through May 31, 2013.

In addition, persons interested in listening by telephone may dial in at (800) 723-6604 within the United States.  International callers should dial (785) 830-7977. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 4028770.  This replay will be available until May 15, 2013.

A press release will be issued via Business Wire after the market closes on April 30.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.